Exhibit 11.1 Computation of per share earnings
Renex Corporation


-----------------------------------------------------------------------------------------------------------------------------------

                                       1993           1994             1995            1996            Q2 -1996          Q2 -1997
                                 --------------------------------------------------------------------------------------------------
Net loss                           $  (322,000)    $  (842,000)    $ (1,187,000     $ (2,449,000)   $   (862,000)    $    (503,000)
Weighted average shares              2,395,835       2,759,884        2,963,193        3,693,617       3,503,664         4,067,747
Net loss per share                 $     (0.13)    $     (0.31)    $      (0.40)    $      (0.66)   $      (0.25)    $       (0.12)


Net loss proforma                                                                   $ (1,308,000)                    $     138,000
                                                                                    ============                     =============

Additional shares based on IPO                                                         1,167,445                         1,167,445
Weighted average shares                                                                3,693,617                         4,067,747
                                                                                    ------------                     -------------

Total shares                                                                           4,861,062                         5,235,192
                                                                                    ============                     =============

Net loss proforma per share                                                         $      (0.27)                    $        0.03
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                        1996                             Q2-1997
                                                                                    ------------                     -------------
Reconciliation from historical net income to pro forma net income
Historical net (loss)                                                               $ (2,449,000)                    $    (503,000)
Reduction of interest expense                                                            915,000                           533,000
Reduction of amortization of long-term debt financing costs                              226,000                           108,000
                                                                                    ------------                     -------------
      Proforma Net (loss)                                                           $ (1,308,000)                    $     138,000


FASB #128
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                                       1993           1994             1995            1996            Q2 - 1996         Q2 -1997
                                 --------------------------------------------------------------------------------------------------
Net loss                           $  (322,000)    $  (842,000)    $ (1,187,000)    $ (2,449,000)   $   (862,000)    $   (503,000)
Weighted average shares              1,377,401       1,741,450        1,944,759        2,930,540       2,485,231        3,973,884
Net loss per share                 $     (0.23)    $     (0.48)    $      (0.61)    $      (0.84)   $      (0.35)    $      (0.13)





Exhibit 11.1 Computation of per share earnings
Renex Corporation


                                                                                                         1993            1994
                                                                                                         ----            ----
WEIGHTED AVERAGE SHARES                                                                                       182             365
Initial capitalization                                                    7/7/93           833,333        833,333         833,333
private offering                                                         9/15/93           900,000        544,068         900,000
                                                                                         ---------
                                                                                         1,733,333

Repurchase warrants/sell stock                                           12/9/94           134,667                          8,117
                                                                                         ---------
                                                                                         1,868,000
Orig warrants/sell stock                                                  5/2/95           109,333
sell stock                                                                8/4/95             4,667
stock for acquisition                                                   12/29/95           376,857
                                                                                         ---------
                                                                                         2,358,857

stock for acquisition                                                    4/22/96           333,333
sell stock                                                               9/30/96           351,007
convert PS -A                                                            9/01/96           658,667
convert PS -B                                                           11/15/96           268,250
                                                                                         ---------
                                                                                         3,970,114

sell stock                                                               1/15/97             4,133
                                                                                         ---------      ---------       ---------
                                                                                         3,974,247
                                                                                         ---------
ACTUAL WEIGHTED AVG SHARES                                                                              1,377,401       1,741,450


RENEX CORPORATION
SAB 83 IMPACT

Warrants:
                  7/31/96                           78,751     $6/SH    $  8 IPO            19,688         19,688          19,688
                  11/15/96                         116,669     $3/SH    $  8 IPO            72,918         72,918          72,918

Options:

                  8/18/96                            1,667     $6/SH    $  8 IPO               417            417             417
                  11/18/96                           1,667     $6/SH    $  8 IPO               417            417             417
                  11/10/96                             834     $6/SH    $  8 IPO               209            209             209

Stock:

                  9/30/96                          351,007     $3/SH    $  8 IPO           219,379        219,379         219,379
                  1/15/97                            4,133     $3/SH    $  8 IPO             2,583          2,583           2,583

Preferred Stock:

                  7/15/96                          268,250     $3/SH    $  8 IPO           167,656        167,656         167,656
                  9/01/96                          658,667  $1.50/SH    $  8 IPO           535,167        535,167         535,167
                                                                                                        ---------       ---------
(Converted 11/15/96 Series B and 9/01/96 Series A)

TOTAL WEIGHTED AVG SHARES                                                                               2,395,835       2,759,884
                                                                                                        =========       =========


                                                              1995                 1996                  Q2-96         Q2-97
                                                              ----                 ----                  -----         -----
WEIGHTED AVERAGE SHARES                                             365                  365                   182           182
Initial capitalization                                          833,333              833,333               833,333       833,333
private offering                                                900,000              900,000               900,000       900,000



Repurchase warrants/sell stock                                  134,667              134,667               134,667       134,667


Orig warrants/sell stock                                         72,789              109,333               109,333       109,333
sell stock                                                        1,905                4,667                 4,667         4,667
stock for acquisition                                             2,065              376,857               376,857       376,857



stock for acquisition                                                                231,050               126,374       333,333
sell stock                                                                            88,473                             351,007
convert PS -A                                                                        218,353                             658,667
convert PS -B                                                                         33,807                             268,250



sell stock                                                                                                                 3,770
                                                              ---------            ---------             --------      ---------

ACTUAL WEIGHTED AVG SHARES                                    1,944,759            2,930,540             2,485,231     3,973,884


RENEX CORPORATION
SAB 83 IMPACT

Warrants:
                  7/31/96                                        19,688               19,688                19,688        19,688
                  11/15/96                                       72,918               72,918                72,918        72,918

Options:

                  8/18/96                                           417                  417                   417           417
                  11/18/96                                          417                  417                   417           417
                  11/10/96                                          209                  209                   209           209

Stock:

                  9/30/96                                       219,379              163,483               219,379
                  1/15/97                                         2,583                2,583                 2,583           215

Preferred Stock:

                  7/15/96                                       167,656              145,608               167,656
                  9/01/96                                       535,167              357,755               535,167
                                                              ---------            ---------             --------      ---------
(Converted 11/15/96 Series B and 9/01/96 Series A)

TOTAL WEIGHTED AVG SHARES                                     2,963,193            3,693,617             3,503,664     4,067,747
                                                              =========            =========             =========     =========